Exhibit 10.12

LOAN AGREEMENT

between

IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Dated as of August 31, 2010

Loan No. 1002863
02941-0345/LEGAL18900961.3

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

SCHEDULE 6.6	-	LITIGATION
EXHIBIT A	-	DESCRIPTION OF PROPERTY
EXHIBIT B	-	DOCUMENTS
EXHIBIT C	-	REQUIRED REPAIRS
EXHIBIT D	-	DISBURSEMENT PLAN FOR REQUIRED REPAIRS, TENANT IMPROVEMENTS AND LEASING COMMISSIONS
EXHIBIT E	-	TRANSFER AUTHORIZER DESIGNATION

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LOAN AGREEMENT

This LOAN AGREEMENT (“Agreement”) is entered into as of August 31, 2010, by and between IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A.	Borrower owns certain real property described in Exhibit A hereto (“Property”).

B.	The Property is improved with an approximately 126,660 square foot industrial building and parking facilities together with all appurtenances, fixtures, and tenant improvements now or hereafter located on the Property (“Improvements”). Borrower has requested from Lender a loan for the purpose of financing the previous acquisition of the Property and Improvements.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1	DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Account” - means an account with Lender, account number 4122070451, or, pursuant to Section 2.7 below, another bank in the name of Borrower or Borrower’s designee.

“ADA” - means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et. seq. as now or hereafter amended or modified.

“Affiliate” – means, as to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with such Person, (b) any Person owning or Controlling forty-nine percent (49%) or more of the outstanding voting securities of or other ownership interests in such Person, (c) if such Person is an individual, any entity for which such Person directly or indirectly acts as an officer, director, partner, owner employee or member, (d) any entity in which such Person (together with the members of his family if the Person in question is an individual) owns, directly or indirectly through one or more intermediaries an interest in any class of stock (or other beneficial interest in such entity) of forty-nine percent (49%) or more, or (e) with respect to any Obligor, any other Obligor.

“Affiliate Transferee” – shall have the meaning ascribed to such term in Section 9.14(b) hereof.

“Agreement” – shall have the meaning ascribed to such term in the preamble hereto.

“Appraisal” – shall mean the appraisal used by Lender in approving the Loan.

“Approved Lease Form” – means a standard lease form approved by Lender or other form acceptable to Lender.

“Approved Lease” – means any Lease that (i) has been approved by Lender as to (A) form and content, (B) the creditworthiness of the tenant, and (C) economic terms; and (ii) is for a term of at least three (3) years unless otherwise approved by Lender. A Lease shall be deemed, without Lender’s express approval thereof, to be an Approved Lease if it is either: (i) a Lease existing as of the Effective Date, or (ii) satisfies the following requirements: (A) it is on the Approved Lease Form, if any, without any material changes; (B) such Lease is not a Major Lease; (C) it is for a term of at least three (3) years; and (D) such Lease has a Net Effective Rent not materially less favorable than the Net Effective Rent used in the financial proforma contained in the Appraisal used by Lender in approving this Loan, which equates to $7.87 per rentable square foot. A Lease shall also be

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deemed, without Lender’s express approval thereof, to be an Approved Lease if it is an existing Approved Lease which is renewed or expanded pursuant to the express provisions contained in the existing Approved Lease; provided, however, if the rental rate or other economic terms for the renewal or expansion are based upon the market rate, or similar concept, at the time of renewal or expansion, then the deemed approval thereof as an Approved Lease shall not be applicable. Lender may condition its approval of a specific Lease or a form of Lease on, among other things, the inclusion therein of estoppel, subordination, attornment and mortgagee protections and may require that the tenant under a Lease execute and deliver to Lender a tenant estoppel certificate and subordination, nondisturbance and attornment agreement (or, if Lender so requires, an SNDA) reasonably satisfactory to Lender.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.

“Borrower” – means IIT 1905 Raymond Avenue LLC, a Delaware limited liability company.

“Borrower’s Funds” – means all funds of Borrower deposited with Lender pursuant to the terms and conditions of this Agreement, including, without limitation, funds deposited under any of Sections 2.10, 2.11, 2.12 and 2.13 below.

“Borrower’s Funds Account” – means the account with Lender into which all funds deposited with Lender pursuant to this Agreement shall be placed.

“Business Day” – means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Constituent Entity” – means any (i) general partner of Borrower or Guarantor, and (ii) corporation, limited liability company, partnership, trust, or other type of business organization included in the signature for Borrower or Guarantor that is contained in any of the Loan Documents or where consent, approval or other authorization is required for Borrower’s or Guarantor’s execution of any Loan Documents.

“Contractor” – means a contractor who will construct all or any portion of the Tenant Improvements.

“Control” or “Controlling” – means, with respect to any Person, either (i) ownership, directly or indirectly, of forty-nine percent (49%) or more of all equity interests in such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

“Deed of Trust” – means that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by IIT 1905 Raymond Avenue LLC, a Delaware limited liability company, as grantor, to Chicago Title Insurance Company, as trustee, for the benefit of Lender, as beneficiary, as hereafter amended, supplemented, replaced or restated.

“Default” – shall have the meaning ascribed to such term in Section 11.1.

“DHL” – means Air Express International USA, Inc., an Ohio corporation dba DHL Global Forwarding.

“DHL Lease” – means that certain Lease dated as of June 30, 2010, between Borrower and DHL, as same may be amended or modified in accordance with the terms of the Loan Documents.

“Effective Date” – means the date that the Loan Documents are unconditionally executed and delivered by Borrower and Lender.

“Environmental Report” means that certain Phase I Environmental Site Assessment report, prepared by Blackstone Consulting LLC, dated June 1, 2010, covering the Property.

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“Expense Reimbursements” – shall mean expense reimbursements actually received by Borrower under Approved Leases.

“GAAP” – shall mean generally accepted accounting principles in the United States set forth in the statements and interpretations, as codified, of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, subject, however, to the matters addressed in Section 6.7 hereof.

“Gross Operating Income” – shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property) discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property. Gross Operating Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to a charge arising in such quarter.

“Gross Rents” – shall mean the rental payments actually received from Approved Leases on the Property and Improvements in accordance with GAAP (but modified to exclude the straight-line recognition of rents and mark-to-market adjustments).

“Guarantor” – means Industrial Income Operating Partnership LP, a Delaware limited partnership.

“Hazardous Materials” – shall have the meaning given to such term in that certain Hazardous Materials Indemnity Agreement (Unsecured) of even date herewith from Borrower and Indemnitor to Lender.

“Holdco” – shall mean IIT Real Estate Holdco LLC, a Delaware limited liability company.

“IIT” – shall mean Industrial Income Trust, Inc., a Maryland corporation.

“Improvements” – shall have the meaning ascribed to such term in Recital B, together with any Tenant Improvements.

“Indebtedness” – means all principal, interest and other charges payable by Borrower to Lender pursuant to the Note and all other sums which may be payable by Borrower to Lender pursuant to the other Loan Documents.

“Indemnitor” – means Industrial Income Operating Partnership LP, a Delaware limited partnership, and any other Person who, or which, in any manner, is or becomes obligated to Lender under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Interest Holder” – shall have the meaning ascribed to such term in Section 9.14(b).

“Leases” – shall mean all lease agreements of the Property and Improvements, or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property and Improvements, or any portion thereof, whether now existing or entered into after the date hereof.

“Leasing Commissions” – means any and all commissions payable to independent third party real estate brokers who were involved in the execution of each Approved Lease after the Effective Date.

“Lender” – means WELLS FARGO BANK, NATIONAL ASSOCIATION.

“Loan” – means the maximum principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: SEVEN MILLION FIVE HUNDRED SIXTY THOUSAND AND NO/100THS DOLLARS ($7,560,000.00).

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“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Major Leases” – shall mean (i) the DHL Lease and (ii) any Lease with any other tenant where the leased premises include 7,500 net rentable square feet or more in the Property and Improvements.

“Management Agreement” – means that certain Management Agreement by and between Borrower and Manager.

“Manager” – means the Person engaged by Borrower, and who shall be acceptable to Lender, for the management, leasing and operation of the Property and Improvements. Lender acknowledges and agrees that CB Richard Ellis Inc., the Manager engaged by Borrower as of the Effective Date, is acceptable to Lender.

“Material Adverse Effect” – means a material adverse effect upon (i) the business or financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents, (iii) the Property and Improvements or the value thereof, or (iv) the ability of the Guarantor to perform under the Guaranty.

“Maturity Date” – means September 1, 2015.

“Net Effective Rent” – means, as for any Approved Lease, the base annual rent payable under such Lease, as reduced for any amounts paid by Borrower directly to or on behalf of tenant for the purpose of inducing the tenant to enter into the Approved Lease, including without limitation, an excessive tenant improvement allowance (as reasonably determined by Lender in approving such Lease), moving expenses, free rent periods or abatements or lease buyouts.

“Non-Borrower Grantor” – not applicable.

“Note” – means that certain Promissory Note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Obligor” – means any of Borrower or Guarantor.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Participant” – shall have the meaning ascribed to such term in Section 12.13.

“Permitted Operating Expenses” – means the following expenses: (i) taxes and assessments imposed upon the Property to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or accrued for by Borrower; (ii) bond assessments to the extent that such assessments are required to be paid by Borrower and are actually paid or accrued for by Borrower; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake) and liability insurance carried in connection with the Property to the extent that such premiums are required to be paid by Borrower and are actually paid or accrued for by Borrower, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and other properties, the insurance premiums included in this subparagraph shall be the premiums fairly allocable to the Property; (iv) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property, including reasonable reserves, as determined by Borrower in its reasonable discretion. Permitted Operating Expenses shall not include any interest or principal payments on the Loan, payments on the Swap Contract or any allowance for depreciation. The foregoing notwithstanding, for purposes of Permitted Operating Expenses, (i) property management fees shall not exceed the greater of (A) the property management fees used in the financial proforma in the Appraisal (which Appraisal as of the Effective Date uses two percent (2%) for property management fees), (B) the actual amount of property management fees, and (C) the amount equal to three percent (3%) (prorated on an annual basis) of the Gross Rents and Expense Reimbursements for the applicable period; and (ii) project reserves shall not exceed the sum of $0.20 per rentable square feet per year in the Property and Improvements.

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“Permitted Transfers” – shall mean a Transfer permitted under Section 9.13(b) or Section 9.14(b) hereof.

“Person” – means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, bank, trust, land trust, estate, association, joint stock company, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Prohibited Equity Transfer” – shall have the meaning ascribed to such term in Section 9.14 hereof.

“Prohibited Property Transfer” – shall have the meaning ascribed to such term in Section 9.13 hereof.

“Property” – shall have the meaning ascribed to such term in Recital A.

“Required Repairs” – shall mean those repairs to the Property identified on Exhibit C.

“Reserve Percentage” – shall have the meaning ascribed to such term in the Note.

“Restricted Party” – shall mean each of (i) Borrower, (ii) Holdco, (iii) Guarantor, and (iv) any shareholder, general partner, member or non-member manager, or any direct legal or beneficial owner of Borrower or Guarantor.

“Secured Obligations” – shall have the meaning ascribed to such term in the Deed of Trust.

“SNDA” – shall have the meaning ascribed to such term in Section 3.1(f) hereof.

“Subdivision Map” – shall have the meaning ascribed to such term in Section 9.6.

“Swap Contract” means (a) the separate interest rate swap transaction entered into by Borrower and Lender identified as Trade Number 697737 with a trade date of August 31, 2010 and (b) any replacement interest rate swap transaction entered into by Borrower pursuant to Section 11.1(p) below, in each case together with all documents and agreements relating thereto, including any ISDA Master Agreement, Schedule and/or Confirmation, together with all modifications, extensions, renewals and replacements thereof.

“Tenant Improvements” – means each Lender approved tenant improvement project requested by Borrower with respect to Borrower’s obligations therefor under an Approved Lease. Lender acknowledges and agrees that the Tenant Improvements to be constructed by DHL pursuant to the DHL Lease are approved by Lender.

“Title Company” – means Chicago Title Insurance Company.

“Title Policy” – means the standard Washington promulgated form of extended coverage Loan Policy of Title Insurance as issued by the Title Company.

“Transfer” – shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise (excluding Leases permitted under this Agreement).

1.2	EXHIBITS INCORPORATED. All exhibits, schedules or other items attached hereto are hereby incorporated into this Agreement by such attachment for all purposes.

ARTICLE 2. LOAN

2.1	LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of SEVEN MILLION FIVE HUNDRED SIXTY THOUSAND AND

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NO/100THS DOLLARS ($7,560,000.00), said sum to be evidenced by the Note of even date herewith. The Note shall be secured, in part, by the Deed of Trust, of even date herewith, encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to finance the Property and Improvements and to pay costs and fees in connection with the closing of the Loan in accordance with a settlement statement approved by Borrower and Lender. Lender shall not be required to make any disbursements of the Loan after the initial disbursement of the Loan.

2.2	LOAN FEE. Borrower shall pay to Lender from the proceeds of the Loan, at Loan closing, a loan fee in the amount of $56,700.00.

2.3	LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4	EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The Effective Date of the parties’ obligations under this Agreement and the other Loan Documents shall be the date that the Loan Documents are unconditionally executed and delivered by Borrower and Lender, and Borrower’s and Lender’s rights and obligations under the Loan Documents shall not be effective until the Effective Date.

2.5	MATURITY DATE. At the Maturity Date all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.6	CREDIT FOR PRINCIPAL PAYMENTS. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 2:00 p.m., California time and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.7	ACCOUNT. Borrower shall maintain the Account at all times while the Loan remains outstanding. Borrower shall have the right to establish the Account at a bank other than Lender, provided (a) Borrower gives Lender at least thirty (30) days’ notice of such change, (b) such other bank is reasonably acceptable to Lender and (c) if Lender so requires, Borrower and such other bank enter into Lender’s standard agreements for the creation and perfection of Lender’s security interest in the Account.

2.8	[Intentionally Omitted.]

2.9	FULL REPAYMENT AND RELEASE OF LIEN. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a full release and reconveyance of lien covering the Property and Improvements from the lien of the Deed of Trust and any other Loan Document; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such release and reconveyance of lien: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such release and reconveyance of lien and any sums then due and payable under the Loan Documents; and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property and Improvements. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release of lien, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled.

2.10	REQUIRED REPAIRS. Promptly following the Effective Date, and in all events by the date that is nine (9) months after the Effective Date, Borrower shall complete the Required Repairs identified on Exhibit C. On the Effective Date, Borrower shall pay to Lender, from the proceeds of the Loan, Borrower’s Funds in the amount of Eighty Two Thousand Five Hundred and No/00ths Dollars ($82,500.00), which Lender shall hold in Borrower’s Funds Account for disbursement to Borrower as provided in Exhibit D following Borrower’s completion of the Required Repairs.

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2.11	EARLY TERMINATION OF DHL LEASE. If DHL exercises its right under Section 1A.6 of the DHL Lease to terminate the DHL Lease prior to its stated expiration, the cancellation fee payable by DHL under the terms of Section 1A.6 (the “Cancellation Fee”) shall be paid by DHL directly to Lender and deposited by Lender in Borrower’s Funds Account. Borrower shall take such commercially reasonable actions as may be necessary to cause DHL to pay the Cancellation Fee directly to Lender. If, despite such actions, DHL pays the Cancellation Fee to Borrower, Borrower shall receive and hold the Cancellation Fee in trust for Lender and shall, within three (3) Business Days after receipt, pay the Cancellation Fee to Lender for deposit in Borrower’s Funds Account. The Cancellation Fee shall thereafter be held by Lender in Borrower’s Funds Account and either (a) disbursed by Lender to Borrower, on and subject to the terms and conditions of this Agreement, for application to the costs of Tenant Improvements and to Leasing Commissions for Approved Leases as provided in Exhibit D or (b) if a Default has occurred and is continuing, if requested by Borrower or if the Maturity Date occurs, applied to the outstanding principal balance of the Loan. If the Cancellation Fee is disbursed to Borrower pursuant to item (a) of the preceding sentence, and any portion of the Cancellation Fee remains undisbursed after the Improvements have been fully leased under Approved Leases and all costs of Tenant Improvements and all Leasing Commissions have been paid, such funds shall either be applied to the outstanding principal balance of the Loan or released to Borrower, at Lender’s sole discretion. Anything to the contrary in this Agreement or the Note notwithstanding, no prepayment fee shall be payable by Borrower in respect of the application of the Cancellation Fee to the outstanding principal balance of the Loan (but Borrower shall remain obligated to pay all fees, charges and other costs that result from such prepayment under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) entered into by Borrower and Lender in connection with the Loan, including the Swap Contract).

2.12	CASH SWEEP FOLLOWING TERMINATION OF DHL LEASE. If DHL exercises its right under Section 1A.6 of the DHL Lease to terminate the DHL Lease prior to its stated expiration, all Rent (as such terms is defined in the DHL Lease) thereafter received by Borrower from or on behalf of DHL and until new Approved Leases for substantially all of the space in the Improvements have been entered into shall, to the extent such Rent exceeds the sum of (a) Permitted Operating Expenses payable from such Rent or, with respect to taxes, assessments and insurance, accruing, on a monthly basis plus (b) interest, principal and other amounts from time to time owing from Borrower to Lender under the Note and other Loan Documents plus (c) amounts from time to time owing under the Swap Contract plus (d) costs of Leasing Commissions and Tenant Improvements for Approved Leases plus (e) capital improvement expenses approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, within five (5) Business Days of the end of the applicable calendar month, be paid to Lender and held by Lender in Borrower’s Funds Account. Rent held by Lender in Borrower’s Funds Account shall be either (a) disbursed by Lender to Borrower, on and subject to the terms and conditions of this Agreement, for application to the costs of Tenant Improvements and to Leasing Commissions for Approved Leases as provided in Exhibit D or (b) if a Default has occurred and is continuing, if requested by Borrower or if the Maturity Date occurs, applied to the outstanding principal balance of the Loan. If Rent held by Lender in Borrower’s Funds Account is disbursed to Borrower pursuant to item (a) of the preceding sentence, and any portion of such Rent remains undisbursed after the Improvements have been fully leased under Approved Leases and all costs of Tenant Improvements and all Leasing Commissions have been paid, such funds shall either be applied to the outstanding principal balance of the Loan or released to Borrower, at Lender’s sole discretion. Anything to the contrary in this Agreement or the Note notwithstanding, no prepayment fee shall be payable by Borrower in respect of the application under this Section 2.12 of Rent paid by DHL to the outstanding principal balance of the Loan (but Borrower shall remain obligated to pay all fees, charges and other costs that result from such prepayment under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) entered into by Borrower and Lender in connection with the Loan), including the Swap Contract.

2.13

DHL HOLDBACK. Pursuant to the Deed of Trust, Borrower has assigned to Lender, in each case only with respect to the “Holdback” as therein defined, all right, title and interest of Borrower in, to and under (a) that certain Agreement for Assignment and Assumption of Purchase and Sale Agreement dated as of June 21, 2010 between Borrower and DHL and (b) that certain Escrow Agreement dated June 30, 2010 among Borrower, DHL and Chicago Title Insurance Company (“Escrow Agent”). If, under any circumstances whatsoever, all or any portion of the Holdback becomes payable to Borrower, the Holdback shall be paid by Escrow Agent directly to Lender and deposited by Lender in Borrower’s Funds Account. Borrower shall take such commercially reasonable actions as may be necessary to cause Escrow Agent to pay the Holdback, or so much thereof as may be payable to

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Borrower, directly to Lender. If, despite such actions, Escrow Agent pays all or any portion of the Holdback to Borrower, Borrower shall receive and hold the Holdback or so much thereof as has been paid to Borrower in trust for Lender and shall, within three (3) Business Days after receipt, pay the Holdback, or so much thereof as has been paid to Borrower to Lender for deposit in Borrower’s Funds Account. The Holdback or so much thereof as has been paid to Borrower and deposited with Lender shall be applied by Lender to the outstanding principal balance of the Loan. Anything to the contrary in this Agreement or the Note notwithstanding, no prepayment fee shall be payable by Borrower in respect of the application of the Holdback or any portion thereof to the outstanding principal balance of the Loan (but Borrower shall remain obligated to pay all fees, charges and other costs that result from such prepayment under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) entered into by Borrower and in connection with the Loan), including the Swap Contract.

ARTICLE 3. DISBURSEMENT

3.1	CONDITIONS PRECEDENT. Lender’s obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent and, as applicable, those in Exhibit D hereto:

(a)	There shall exist no Default under Section 11.1(a) of this Agreement, or Default under Section 11.1(b) of this Agreement which Lender determines, in its reasonable judgment, would have a Material Adverse Effect, or any other Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition, which would constitute a Default after notice or lapse of time, or both; and

(b)	[Intentionally Omitted.]; and

(c)	Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents; and

(d)	Lender shall have received and approved in form and substance satisfactory to Lender: (i) a property condition report for the Property and Improvements; (ii) an environmental questionnaire, if Lender requires same, and environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Property and Improvements; (iii) evidence of all necessary or appropriate approvals for the operation of the Property and Improvements from all applicable governmental agencies; and (iv) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency in connection with the Property and Improvements; and

(e)	Lender has received and approved the DHL Lease; and

(f)	Lender has received a subordination agreement; acknowledgment of lease assignment, estoppel, attornment and nondisturbance agreement (“SNDA”), in form and substance acceptable to Lender, from DHL; and

(g)	Borrower shall have paid to Lender from Loan proceeds, to be held by Lender in the Borrower’s Funds Account and disbursed as provided in Section 2.10 above and Exhibit D, Eighty Two Thousand Five Hundred and No/00ths Dollars ($82,500.00); and

(h)	[Intentionally Omitted.]; and

(i)	Borrower shall have purchased and consummated the Swap Contract.

3.2	ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan and Borrower’s Funds, when qualified for disbursement, shall be deposited into the Account or otherwise

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disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer, shall be subject to the provisions of that certain Section entitled Funds Transfer Disbursements. Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Lender at the address shown in Exhibit D. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Account.

3.3	BORROWER’S FUNDS ACCOUNT, PLEDGE AND ASSIGNMENT. Except as otherwise provided in this Agreement, all of the Borrower’s Funds which are deposited with Lender by Borrower shall be placed in the Borrower’s Funds Account with, and controlled by, Lender for disbursement under this Agreement. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Borrower’s Funds Account.

3.4	DISBURSEMENTS. Borrower’s Funds shall be disbursed in accordance with the terms and conditions of whichever of Section 2.10, 2.11, 2.12 and 2.13 is applicable and Exhibit D. All disbursements shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed. Lender has no obligation to monitor or determine Borrower’s use or application of the disbursements.

3.5	FUNDS TRANSFER DISBURSEMENTS. Borrower hereby authorizes Lender to disburse the proceeds of any Loan(s) made by Lender or its Affiliate pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in that certain Exhibit entitled Transfer Authorizer Designation. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to Lender or prohibited by government authority, (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract, or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4. INTENTIONALLY OMITTED

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ARTICLE 5. INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, the following policies of insurance in form and substance satisfactory to Lender. Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.

5.1	TITLE INSURANCE. A Title Policy, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property and Improvements, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within five (5) days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require.

5.2	PROPERTY INSURANCE. An All Risk – All Peril/Special Form Property Insurance policy, including without limitation, theft coverage, terrorism coverage and such other coverages and endorsements, including rental loss coverage, workers compensation coverage, professional liability coverage and earthquake insurance, as Lender may require, insuring Lender against damage to the Property and Improvements in an amount acceptable to Lender. Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise. Lender shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement and Standard Mortgage Clause Endorsement (in forms acceptable to Lender). Such insurance shall be in an amount equal to 100% of the full insurable value/replacement cost of the Improvements with a deductible no greater than $100,000.

5.3	FLOOD HAZARD INSURANCE. A policy of flood insurance if any portion of the Improvements are located now or at any time while the Loan is outstanding in a federally designated “special flood hazard area” in an amount required by Lender, but in no event more than the maximum limit available under the National Flood Insurance Act.

5.4	LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with a combined limit of not less than $2,000,000 in the aggregate and per occurrence, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property.

5.5	OTHER COVERAGE. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the subject Property located in or around the region in which the subject Property is located. Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

5.6	GENERAL. Borrower shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage). Lender shall be named under a Lender’s Loss Payable Endorsement and Standard Mortgage Clause Endorsement (in forms acceptable to Lender) on all insurance policies which Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus of “A-VI” or better.

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ARTICLE 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

6.1	AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own and operate the Property and Improvements as contemplated by the Loan Documents.

6.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

6.3	FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower, Holdco, Guarantor and IIT, and each of their respective Constituent Entities, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall not and shall not allow Holdco, Guarantor and IIT and any of their respective Constituent Entities to amend, supplement or restate any of such formation and organizational documents if it would have a material adverse effect on the ability of the Borrower or Guarantor, as applicable, to perform, or of Lender to enforce, any of the Loan Documents. Borrower shall immediately provide Lender with copies of any amendments, supplements or restatements of the formation or organizational documents.

6.4	NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to the Property and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is or the Property and Improvements are bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

6.5	COMPLIANCE WITH LAWS. Borrower has, and at all times shall have obtained, all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Property and Improvements, and shall maintain compliance with all governmental requirements applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business, and shall require its lessees or licensees to do the same. The Property and Improvements are a single legal parcel lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property and Improvements as disclosed to Lender at the time of execution hereof. Borrower shall not initiate or acquiesce to a zoning change of the Property and Improvements without prior notice to, and prior written consent from Lender. Furthermore, Borrower shall not allow changes in the stated use of the Property and Improvements from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender.

6.6	LITIGATION. Except as disclosed in Schedule 6.6 attached hereto, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower or affecting the Property or Improvements that could have a material adverse effect on the Borrower or Property.

6.7

FINANCIAL CONDITION. The financial statements of Borrower (including operating statements for the Property and Improvements) and Guarantor heretofore and hereafter delivered to Lender by Borrower or Guarantor are or will, as of the date set forth on such statement, (i) be materially complete and correct, (ii) present fairly and accurately the financial condition of such party, (iii) disclose all liabilities that are required by GAAP to be reflected or reserved against, and (iv) be prepared in accordance with the same accounting standard used by Borrower, IIT or Guarantor to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan, or other accounting standards approved by Lender. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor has any asset or properties reflected on such financial statement been sold, transferred, assigned mortgaged, pledged or encumbered which would have a Material Adverse Effect, except as previously disclosed in writing by Borrower, IIT or Guarantor to Lender. Notwithstanding the use of GAAP, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for

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financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.8	NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements and which could have a material adverse effect on Borrower or the Property.

6.9	[Intentionally Omitted.]

6.10	REPORTS. To the best of Borrower’s knowledge, all reports, documents, instruments and written information delivered by Borrower or Guarantor to Lender in connection with the Loan, as of the date delivered: (i) are correct in all material respects and sufficiently complete to give Lender accurate knowledge of their subject matter thereof; and (ii) do not contain any material misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading in any material respect.

6.11	TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.12	UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the operation and occupancy of the Property and Improvements are available at or within the boundaries of the Property.

6.13	COMPLIANCE. Borrower is familiar with and in compliance with all governmental requirements for the ownership, occupancy and operation of the Property and Improvements and will conform to and comply with all governmental requirements.

6.14	AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Improvements have been designed and constructed and completed, and will hereafter be maintained, and any Construction Improvements will be designed, constructed and maintained, in strict accordance and full compliance with all of the requirements of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et. seq., as same may be amended from time to time. Borrower shall be responsible for all ADA compliance costs.

6.15	BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family, household or agricultural purposes of the Borrower.

6.16	TAX SHELTER REGULATIONS. Neither Borrower, any Guarantor, any Non-Borrower Grantor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If Borrower, or any other party to the Loan determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

ARTICLE 7. INTENTIONALLY OMITTED

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ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING

SPECIAL PURPOSE ENTITY STATUS

8.1	REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS. Borrower hereby represents, warrants and covenants to Lender, with regard to Borrower, as follows:

(a)	Limited Purpose. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve, the Property and Improvements; (ii) to enter into and perform its obligations under the Loan Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property and Improvements to the extent permitted under the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b)	Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) incur, create or assume any indebtedness or liabilities other than (A) the Loan; (B) interest rate swap transaction; (C) taxes applicable to the Property or Improvements; and (D) unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property and Improvements not to exceed two percent (2%) of the outstanding balance of the Loan, and which is not evidenced by a note and which must be paid within sixty (60) days and which are otherwise expressly permitted under the Loan Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; (vii) own any asset or property other than the Property and Improvements and incidental personal property necessary for the ownership or operation of the Property and Improvements; or (viii) take any material action without the unanimous written approval of all members of Borrower.

(c)

Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, Borrower represents and warrants that in the conduct of its operations since its organization has and will continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, except as contemplated by the Loan Documents; (vi) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (vii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (viii) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for

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unaffiliated third parties, and pursuant to written, enforceable agreements; (ix) conduct business in its own name, and to the extent Borrower uses stationery, invoices or checks, use separate stationery, invoices and checks bearing its own name; (x) not commingle its assets or funds with those of any other Person; (xi) not assume, guarantee or pay the debts or obligations of any other Person; (xii) correct any known misunderstanding as to its separate identity; (xiii) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents); (xiv) not make loans or advances to any other Person; (xv) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) [intentionally omitted]; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall only apply to the extent that there is positive net cash flow at the Property after the payment of all Permitted Operating Expenses and other property expenses (including costs of Tenant Improvements, Leasing Commissions and capital expenditures), any amounts owing under the Swap Contract, and any debt service on the Loan, and shall not require any equity owner to make additional capital contributions to Borrower; and (xviii) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

(d)	SPE Covenants in Borrower Organizational Documents. Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Section without the prior written consent of the Lender.

ARTICLE 9. COVENANTS OF BORROWER

9.1	EXPENSES. Borrower shall immediately pay Lender upon demand all actual out-of-pocket costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement and all other Loan Documents contemplated hereby; (b) any modifications and amendments, if any, of this Agreement or any of the other Loan Documents if such modifications and amendments are required under Section 9.17 below or as a result of a request of Borrower, Borrower’s default or changed circumstances affecting Borrower or the Property or Improvements; (c) the processing of any Borrower requests made hereunder and under any of the other Loan Documents; (d) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement and the other Loan Documents; or (e) otherwise protecting Lender’s interests under this Agreement and any other Loan Document, including, without limitation, in connection with any “work-out” of the Loan or any bankruptcy, insolvency, receivership, reorganization, rehabilitation, liquidation or other similar proceeding in respect of any Loan Party or an assignment by any Loan Party for the benefit of its creditors. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering, inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance and endorsement premiums, title surveys, release and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property and Improvements by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property and Improvements by an independent supervising architect and/or cost engineering specialist: (i) upon completion of all Tenant Improvements; and (ii) at least annually thereafter; however such appraisals shall be obtained at Lender’s sole cost other than (A) the Appraisal obtained in connection with approval of the Loan, (B) appraisals obtained by reason of any regulatory requirements imposed on Lender, and (C) any appraisal obtained during the existence of a Default. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services, provided such charges are reasonable and comparable to the charges that would otherwise be charged by a third party.

9.2

ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any

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such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3	LEASING. Borrower shall use its commercially reasonable efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

9.4	APPROVAL OF LEASES. Borrower shall not execute any Leases for all or any part of the Property and Improvements unless same is an Approved Lease. Except for Approved Leases, Lender shall approve or disapprove any proposed Lease submitted by Borrower within ten (10) days after Borrower has submitted to Lender (i) a written request for approval, (ii) the proposed form of Lease (with any changes from the Approved Lease Form, if any, marked or redlined), and (iii) financial and background information regarding the proposed tenant and such other information reasonably requested by Lender. If Lender rejects any request for approval, notice of such rejection shall include the specified reasons for rejection. If Lender fails to approve a Lease or to reject the Lease with a specific list of reasons for such rejection within the ten (10) day period provided in this paragraph, such Lease shall be deemed approved if Borrower’s request for approval contained in conspicuous type (larger than any other type in the request) the statement, “THIS IS A REQUEST FOR APPROVAL OF A TENANT LEASE—RESPONSE REQUIRED WITHIN TEN DAYS.”

9.5	INCOME TO BE APPLIED TO DEBT SERVICE. Borrower shall apply all Gross Operating Income from the Property and Improvements first to the payment of Permitted Operating Expenses and the payment of amounts owing on the Swap Contract and accrued interest and outstanding principal on the Loan before using Gross Operating Income for any other purpose. In no event shall any Gross Operating Income be distributed to any partner, venturer, member or equity investor of Borrower during the existence of a Default.

9.6	SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within five (5) Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Deed of Trust recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Deed of Trust. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

9.7	OPINION OF LEGAL COUNSEL. Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) the Deed of Trust creates the lien it purports to create on the Property and Improvements and irrevocably assigns the lessor’s interest in the leases described therein; (c) the interest rate terms do not violate any applicable usury laws; and (d) such other matters required by Lender.

9.8	FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

9.9

ASSIGNMENT. Without the prior written consent of Lender and except as otherwise provided with respect to Permitted Transfers, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard,

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Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing and constructing commercial real property, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

9.10	MANAGEMENT AND LEASING OF PROPERTY. Without the prior written consent of Lender, Borrower shall not enter into any agreement providing for the management, leasing or operation of the Property or Improvements. Borrower and Manager and any third party leasing broker shall execute an assignment and subordination agreement in form and substance acceptable to Lender collaterally assigning the Management Agreement and any leasing agreement and subordinating the Management Agreement and any leasing agreement and any fees payable thereunder to the Loan. Lender acknowledges and agrees that the existing Management Agreement with CB Richard Ellis Inc. is approved by Lender subject to Lender’s receipt of an acceptable assignment and subordination agreement with respect to such Management Agreement.

9.11	MANAGER. Borrower warrants, represents and agrees that it shall cause the Manager to operate, administer, manage and lease the Property and Improvements in a commercially first class manner. Borrower warrants and represents that the Manager has expertise in operating, managing, administering and leasing office building properties similar to the Property and Improvements. Borrower acknowledges that Manager’s expertise was a substantial inducement to Lenders in making the Loan. Any substitute management company shall be of comparable quality and expertise and shall be subject to Lender’s prior written approval. In addition, Borrower covenants and agrees that in no event shall Borrower amend, modify, assign or terminate the terms and provisions of the Management Agreement (nor any of its rights thereunder) without the Lender’s prior written consent. Borrower covenants and agrees to promptly provide to Lender a copy of any such amendment, modification, assignment or termination. Borrower further agrees that, upon the request of Lender, Borrower shall promptly terminate Manager, as the property management company, and engage a replacement property management company reasonably acceptable to Lender.

9.12	DERIVATIVE DOCUMENTS. Upon receipt from Lender, Borrower shall execute promptly all documents evidencing the Swap Contract.

9.13	PROPERTY TRANSFERS.

(a)	Prohibited Property Transfers. Borrower shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or Improvements (collectively, a “Prohibited Property Transfer”), including, without limitation, (i) a lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant; and (ii) the Transfer of all or any part of Borrower’s right, title and interest in and to any Lease or Lease payments.

(b)	Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (i) a Permitted Transfer or other Transfer, which is expressly permitted under this Agreement; (ii) a Lease which is permitted under the terms of the Loan Documents; and (iii) the sale of inventory in the ordinary course of business.

9.14	EQUITY TRANSFERS.

(a)

Prohibited Equity Transfers. Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner, managing member or non-member manager or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such

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membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.

(b)	Permitted Equity Transfers. Notwithstanding the foregoing or any other provision hereunder to the contrary, the following equity transfers shall be permitted and shall not be deemed Prohibited Equity Transfers (and each shall be permitted hereunder without the consent of Lender or the payment of any assumption fee), provided, (x) any of the applicable conditions set forth in this Section 9.14(b) are complied with by Borrower, and (y) Borrower pays all of Lender’s reasonable out of pocket costs and expenses in connection therewith.

(1)	a Transfer by holders of direct or indirect interests in Borrower (each an “Interest Holder”) as of the Effective Date (including, without limitation, those interests held, directly or indirectly, by IIT or Guarantor) to another Person who is not an Interest Holder, provided, however, that (i) after taking into account any prior Transfers pursuant to this sentence, whether to the proposed transferee or otherwise, no such Transfer (or series of Transfers) shall result in a change of Control of Borrower or the day to day operations of the Property, (ii) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer reasonably requested by Lender, not less than thirty (30) days after the date of such Transfer; and (iii) no Default shall have occurred and is continuing;

(2)	any Transfer or issuance, from time to time, of (i) any securities in IIT, or (ii) any operating partnership units in Guarantor, provided, however, that IIT and Guarantor shall continue to (x) Control (as defined in clause (ii) in the definition of Control) directly or indirectly, the Borrower and the day to day operations of the Property on the date of such Transfer and (y) own, directly or indirectly, at least 25% of all equity interests in Borrower;

(3)	(i) any Transfer or issuance from time to time, of the shares of stock or assets in IIT or Guarantor, (ii) any Transfer by operation of law resulting from the merger, consolidation, or non-bankruptcy reorganization of IIT or Guarantor, (iii) the listing of the securities in IIT or Guarantor on a national securities exchange, (iv) the conversion of IIT or Guarantor, or any subsidiary thereof, into an “open end fund”, or (v) the transfer of the Property from Borrower to an Affiliate of Borrower that is owned and controlled in substantially the same manner as Borrower is owned and controlled on the Effective Date and with the equivalent or better financial condition than that of Borrower (“Affiliate Transferee”) provided that (x) the organizational documents of the Affiliate Transferee are substantially similar to the organizational documents of Borrower and (y) the Affiliate Transferee executes assumption documentation reasonably required by Lender (it being understood and agreed that no assumption fee shall be payable in connection with any such assumption); provided, however, that, to the extent that any Transfer under clauses (i) or (ii) above results in a change in Control of IIT or Guarantor, as applicable, then the Loan shall be due and payable sixty (60) days after such Transfer and Borrower shall pay all Indebtedness to Lender on or before the end of such sixty (60) day period; and

(4)	subject to clause (3) above, a Transfer of shares or other securities of IIT or any of its Affiliates, which are listed on any national securities exchange.

(c)	SPE Status. Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Borrower under Section 9.13 of this Agreement.

9.15	CERTIFICATES OF OWNERSHIP. Borrower shall deliver to Lender, at any time and from time to time (provided there is no Default, no more than once in a 12 month period), not more than five (5) days after Lender’s written request therefor, a certificate, in form acceptable to Lender, signed and dated by Borrower, listing the names of all persons and entities holding direct or indirect legal or beneficial interests in the Property and Improvements or any Restricted Party and the type and amount of each such interest; provided, however, such certificate shall not be required to list the names of any limited partners or non-managing members.

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9.16	COMPLETION OF DHL TENANT IMPROVEMENTS. Promptly following completion of the Tenant Improvements currently under construction by or for DHL under the terms of the DHL Lease, Borrower shall obtain and deliver to Lender copies of (a) the estoppel certificate to be delivered by DHL to Borrower pursuant to Section 9.3 of Exhibit B to the DHL Lease and (b) the architect’s certificate of substantial completion of such tenant improvements to be delivered to Borrower by DHL pursuant to Section 4 of that certain Escrow Agreement dated June 30, 2010, among DHL, Borrower and Chicago Title Insurance Company.

9.17	ACCESS EASEMENT. Borrower shall use its best efforts to, on or before October 31, 2010 (the “Access Easement Deadline”), (a) obtain and record a valid, binding, appurtenant, perpetual and insurable access easement from King County Drainage District No. 1 (the “Drainage District”), in the Drainage District’s standard form or another form reasonably acceptable to Lender, granting the right to construct, use and maintain a bridge for access and the extension of utilities to the Property across the portion of Spring Brook Creek located adjacent to the Property, as contemplated by the development approvals for the Property and in satisfaction of all applicable requirements of law (the “Access Easement”), and (b) cause the Title Company to incorporate the Access Easement as an insured parcel in the Title Policy and as one of the easements covered by the access and contiguity endorsements to the Title Policy, either by endorsement or in another manner satisfactory to Lender (in either case, the “Title Endorsement”). Promptly following the recordation of the Access Easement, Borrower shall execute and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require, in form and substance satisfactory to Lender, in order to incorporate the Access Easement into the legal description of the Property in the Loan Documents and to subject the Access Easement to the lien of the Deed of Trust.

ARTICLE 10. REPORTING COVENANTS

10.1	FINANCIAL INFORMATION. Borrower shall deliver to Lender, as soon as available, but in no event later than ninety (90) days after Borrower’s fiscal year end, a current unaudited financial statement (including, without limitation, an income and expense statement and a balance sheet) certified (if Lender so requests) by Borrower. Upon request from Lender, Borrower shall deliver to Lender within forty five (45) days after each calendar quarter end (other than year end statements, which shall be provided within ninety (90) days of year end) unaudited quarterly financial statements and any other financial information reasonably requested by Lender, consistent with the standard financial statements of IIT and/or, as applicable, other SPE’s (as defined in Section 8.1 above) directly or indirectly owned or controlled by IIT for the following persons and entities:

Borrower

Borrower shall make available to Lender, as soon as available, but in no event later than ninety (90) days after IIT’s fiscal year end (and 60 day after each fiscal quarter end), IIT’s current financial statements, which shall include all financial information typically available with respect to a publicly traded Real Estate Investment Trust, including, without limitation, 10Qs and 10Ks. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with GAAP consistently applied.

10.2	BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan and Borrower’s Funds, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

10.3	[Intentionally Omitted.]

10.4	LEASING REPORTS. Upon Lender’s request, Borrower shall deliver to Lender, within forty-five (45) days after each fiscal quarter end or 60 days of the year end, rent rolls and/or such other leasing information as Lender shall request with respect to the Property and Improvements, each in form and substance satisfactory to Lender.

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ARTICLE 11. DEFAULTS AND REMEDIES

11.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)	Monetary. Borrower’s failure to pay (i) any principal or interest payments under the Note when due, (ii) any other sums required by any of the Loan Documents to be paid on the Maturity Date, or (iii) any other sums payable under any of the Loan Documents when due, and such failure continues for ten (10) days after written notice from Lender to Borrower of such failure; or

(b)	Performance of Obligations. Borrower’s failure to perform any obligation in addition to those in Section 11.1(a) above under any of the Loan Documents, and the continuation of such failure for forty-five (45) days after written notice thereof from Lender to Borrower; provided, however, that if a different cure period is provided herein or in any of the other Loan Documents for the remedy of such failure, Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; provided, however, if such failure cannot be cured or remedied with such 45 day period or other applicable period, but Borrower has commenced the cure or remedy of such failure within such applicable period and thereafter diligently and continuously prosecutes such cure or remedy, then Borrower shall be entitled to a reasonable period of time (not to exceed 120 days) to cure or remedy such failure; or

(c)	Use. The prohibition, enjoining or interruption of Borrower’s right to use or lease the Property for a continuous period of more than thirty (30) days; or

(d)	Liens, Attachment; Condemnation. (i) The recording of any lien against the Property or Improvements or the giving to Borrower of any notice of unpaid claims for work, material or specially fabricated items or of a contractual retainage claim relating to the Property or Improvements and the continuance of such lien claim or notice unless Borrower shall have, within thirty (30) days after such recordation or notice thereof or five (5) days after Lender’s demand therefor, whichever first occurs, either (A) contests same in a manner and with such assurances thereof that are reasonably acceptable to Lender, (B) discharges, releases or satisfies same, (C) provides for payment thereof in a manner satisfactory to Lender, or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty (except if Borrower is able to restore same at its sole expense and for which such funds have been deposited into the Borrower’s Funds Account) with respect to any material portion of the Property or Improvements (provided, however, that the condemnation of a material portion of the Property or Improvements shall not constitute a Default if and so long as no other Default exists and the Loan is repaid in full within one hundred twenty (120) days after the date of the condemnation); or (iii) the sequestration or attachment of, or any levy or execution upon any of the Property or Improvements, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Account or in the Borrower’s Funds Account, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(e)	Representations and Warranties. Any representation, warranty, certificate or other written statement (financial or otherwise) made or furnished by or, in the case of any financial statements of Borrower or Guarantor, on behalf of Borrower or Guarantor, to Lender under or in connection with any of the Loan Documents shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(f)	Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

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(g)	Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan, the Property or the Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or ninety (90) days after the date of filing of such involuntary petition; or

(h)	Guarantors. The occurrence of any of the events specified in Section 11.1(f) or 11.1(g) as to Guarantor; or

(i)	Change In Management or Control. Guarantor shall not be operated by an experienced professional advisory firm (or have internal management similar to what an advisory firm provides) regularly engaged in the operation and advisement of real estate investment trusts similar in experience and expertise to IIT; or

(j)	Loss of Priority. The failure at any time of the Deed of Trust to be a valid first lien upon the Property and Improvements or any portion thereof, other than as a result of any release or partial release of the Deed of Trust with respect to all or any portion of the Property and Improvements pursuant to the terms and conditions of this Agreement; or

(k)	[Intentionally Omitted.].

(l)	Transfer. If a Transfer, other than a Permitted Transfer, occurs without Lender’s prior written approval; or

(m)	Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of assets of Guarantor other than in the ordinary course of business of said entity or in connection with a Permitted Transfer; or

(n)	Default Unsecured Indemnity Agreement. The occurrence of a default under that certain Hazardous Materials Indemnity Agreement (Unsecured) executed by Borrower and Guarantor, together as indemnitor, in favor of Lender, and dated of even date herewith, including without limitation, indemnitor’s failure to perform any covenant, condition or obligation thereunder; or

(o)	Default Under Guaranty. The occurrence of a default under any guaranty now or hereafter executed in connection with the Loan, including without limitation, Guarantor’s failure to perform any covenant, condition or obligation thereunder; or

(p)

Default Under or Termination of Swap Agreement. (i) The occurrence of a default by Borrower that continues after expiration of all applicable notice and cure periods under a swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into by Borrower in connection with the Loan, including without limitation the Swap Contract; or (ii) a termination event with respect to Borrower under a swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into by Borrower in connection with the Loan, including without limitation the Swap Contract. The foregoing notwithstanding, a termination event as described in clause (ii) of this Section 11.1(p) shall not constitute a Default if and so long as (x) no other Default exists under the Loan Documents, (y) Borrower has paid when due all amounts owing under such swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined), including without limitation the Swap Contract, by reason of such termination event and (z) within five (5) Business Days after the date on which such swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined), including without limitation the Swap Contract, in fact terminates (1) Borrower enters into a replacement Swap Contract approved by Lender as to counterparty, notional amount, term, fixed rate of interest to be paid to Borrower and such other matters as Lender may reasonably deem material, such approval not to be unreasonably withheld (provided that Borrower’s obligations under a replacement Swap Contract shall not (unless such

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replacement Swap Contract is with Lender) be secured by a lien on or security interest in any of the Subject Property, the Leases and Rents or the Collateral (as defined in the Deed of Trust) and Lender’s approval or disapproval shall conclusively be deemed reasonable to the extent based on the underwriting criteria with respect to the Swap Contract and the protection afforded to Borrower and Lender by the Swap Contract used by Lender in making the Loan) and (2) if required by Lender, Borrower executes such additional instruments as Lender may reasonably require in order to perfect a security interest in such replacement Swap Contact; or

(q)	Other Bankruptcy. The occurrence of an event specified in Sections 11.1(f) and 11.1(g) herein as to any general partner or managing member of Borrower or Guarantor; or

(r)	Termination of DHL Lease. The termination of the DHL Lease for any reason whatsoever other than (i) the timely and valid exercise by DHL of its right under Section 1A.6 of the DHL Lease to terminate the DHL Lease prior to its stated expiration, (ii) as permitted by clause (iv) of Section 3.5 of the Deed of Trust or (iii) pursuant to the exercise of a right of termination in the DHL Lease as the result of casualty or condemnation ; or

(s)	Failure to Deposit Funds. Borrower’s failure to pay or cause to be paid to Lender the Cancellation Fee under Section 2.11, Rent under Section 2.12 or the Holdback under Section 2.13 when and as required by such provisions, and such failure continues for five (5) days.

11.2	ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article 11, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account and Borrower’s Funds Account to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

11.3	DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, Borrower’s Funds, or other funds of Lender. If such payment is made from proceeds of the Loan or from Borrower’s Funds, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

11.4	[Intentionally Omitted.]

11.5	[Intentionally Omitted.]

11.6	REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

11.7	RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

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ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1	INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (a) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (b) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (c) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (d) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS, OR LEGAL OR OTHER EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS ANY INDEMNITEE SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE OR PARTIAL RELEASE OF THE DEED OF TRUST.

12.2	FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

12.3	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

12.4	NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement and as specified in Exhibit D (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of same, or if mailed, upon the first to occur of receipt or the expiration of three (3) Business Days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

12.5	ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

12.6	ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

12.7

RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment (other than mechanic’s and materialmen’s lien claims which must be handled as specified in Section 4.11) by any person

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other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

12.8	RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement and the other Loan Documents.

12.9	DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

12.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Borrower shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

12.11	IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

12.12	LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time. If Lender’s consent or approval is required under Sections 6.3 (Formation and Organizational Documents), 6.5 (Compliance with Laws). 9.10 (Management and Leasing of Property), 9.11 (Manager), above, Borrower will request such consent or approval in writing with a conspicuous statement that failure to timely respond will constitute approval of the item being submitted. Failure by Lender to respond by either approving or disapproving the item submitted within ten (10) days (or other applicable period specifically set forth in this Agreement) after receipt of the request for consent or approval and all information required for the evaluation of such request shall constitute Lender’s approval of the item submitted for approval.

12.13

LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Except during the existence of a Default, Lender, at Lender’s sole cost, may elect, at any time, to sell or assign all or any portion (not less than $5,000,000.00) of its rights and obligations under the Loan Documents, and that any such sale or assignment may be to one or more commercial banks or financial institutions (a “Participant”), with Borrower’s prior written approval, not to be unreasonably withheld or delayed; provided, however, during the existence of a Default, Lender shall not be required to obtain the approval of Borrower for any sale or assignment of all or any portion of Lender’s rights and obligations under the Loan Documents to a Participant. If Lender sells or assigns any portion of its rights and obligations under the Loan Documents, Lender will remain the sole administrative agent for the Loan. Borrower agrees that Lender, at its sole expense, may elect, at any time, to grant participations in all or any portion of Lender’s rights and obligations (but with limited voting rights, if any) under the Loan Documents to a Participant. Borrower further agrees that Lender, at its sole expense, may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (i) the Collateral and their operation; (ii) any party connected with the Credit Facility (including, without limitation, the

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Borrower, Holdco, Guarantor or IIT); and/or (iii) any lending relationship other than the Credit Facility which Lender may have with any party connected with the Credit Facility; provided however, any such actual or potential purchaser(s), assignee(s) or participant(s) must agree in writing to keep all such information confidential other than as may be required by applicable law or court order. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower, at Lender’s sole cost, shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. THE INDEMNITY OBLIGATIONS OF BORROWER UNDER THE LOAN DOCUMENTS SHALL ALSO APPLY WITH RESPECT TO ANY PURCHASER, ASSIGNEE OR PARTICIPANT.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

12.14	CAPITAL ADEQUACY. If Lender determines that compliance with any change in any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender, or any corporation controlling Lender, as a consequence of, or with reference to, Lender’s or such corporation’s commitments or its making or maintaining advances below the rate which Lender or such corporation controlling Lender could have achieved but for such compliance with such change (taking into account the policies of Lender or corporation with regard to capital), then Borrower shall, from time to time, within forty (40) calendar days after written demand by Lender pay to Lender the additional amounts sufficient to compensate Lender or such corporation controlling Lender to the extent that Lender reasonably determines such increase in capital is allocable to Lender’s obligations hereunder. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrower with not less than sixty (60) days notice specifying in reasonable detail the event by reason of which it is has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount together with a certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower (which certificate shall be conclusive in the absence of manifest error).

12.15	[Intentionally deleted.]

12.16	LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors.

12.17	TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Lender.

12.18	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

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12.19	SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

12.20	HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

12.21	TIME. Time is of the essence of each and every term of this Agreement.

12.22	HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

12.23	GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Washington, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of Washington having proper venue and also consent to service of process by any means authorized by Washington or federal law.

12.24	USA PATRIOT ACT NOTICE COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender (for itself and/or as Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

12.25	INTEREST PROVISIONS. Borrower hereby represents that this Loan is for commercial use and not for personal, family or household purposes. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand.

12.26	[INTENTIONALLY OMITTED.]

12.27	COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

12.28	[INTENTIONALLY OMITTED.]

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12.29	INTEGRATION; INTERPRETATION. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO. Any reference in any of the Loan Documents to the Property or Improvements shall include all or any part of the Property or Improvements. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

12.30	TAX SHELTER MATTERS.

(a)	Tax Shelter Regulations. Neither Borrower, any Guarantor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If Borrower, or any other party to the Loan determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

(b)	Confidentiality. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, with regard to the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Borrower and Lender have signed this Agreement.

[The remainder of this page intentionally left blank; signature pages follow.]

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“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association

By:
Name:	Alison M. Gallagher
Title:	Vice President

Lender’s Address:

WELLS FARGO BANK , NATIONAL ASSOCIATION
Real Estate Group (AU# 03037)
4643 South Ulster Street
Suite 1400
Denver, CO 80237
Attention: Maria Sepulveda
Loan #1002863

LOAN AGREEMENT - Page S-1	Loan No. 1002863
02941-0345

“BORROWER”

IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

	By:	Industrial Income Operating
Partnership LP,
a Delaware limited partnership,
its Sole Member

		By:	Industrial Income Trust Inc.,
a Maryland corporation,
its General Partner

By:
			Name:	Thomas G. McGonagle
			Title:	Chief Financial Officer

Borrower’s Address:

c/o Dividend Capital
518 Seventeenth Street
Suite 1700
Denver, CO 80202
Attention: General Counsel

LOAN AGREEMENT - Page S-2	Loan No. 1002863
02941-0345

SCHEDULE 6.6 - LITIGATION

NONE

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EXHIBIT A - DESCRIPTION OF PROPERTY

Exhibit A to LOAN AGREEMENT between IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company, as “Borrower”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”, dated as of August 31, 2010.

All that certain real property located in the County of King, State of Washington, described as follows:

PARCEL A:

THAT PORTION OF GOVERNMENT LOT 13, SECTION 24, TOWNSHIP 23 NORTH, RANGE 4 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 24;

THENCE NORTH 87°18’57” WEST ALONG THE SOUTH LINE THEREOF 44.27 FEET TO THE WESTERLY MARGIN OF A 40.00 FOOT WIDE RIGHT OF WAY FOR SPRINGBROOK CREEK AS DESCRIBED UNDER KING COUNTY RECORDING NUMBER 9412231106 AND THE TRUE POINT OF BEGINNING;

THENCE NORTH 37°00’42” WEST ALONG SAID WESTERLY MARGIN 4.90 FEET;

THENCE NORTH 55°28’15” WEST 77.73 FEET;

THENCE NORTH 52°24’00” WEST 186.51 FEET;

THENCE NORTH 54°03’57” WEST 286.58 FEET;

THENCE NORTH 35°11’09” WEST 148.78 FEET;

THENCE NORTH 23°44’21” WEST 85.39 FEET TO A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 75.78 FEET;

THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 59°07’34” AN ARC DISTANCE OF 78.20 FEET;

THENCE NORTH 50°08’30” EAST 114.42 FEET;

THENCE NORTH 51°45’16” EAST 72.30 FEET;

THENCE NORTH 59°39’11” EAST 96.54 FEET TO A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 114.57 FEET;

THENCE NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 45°50’57” AN ARC DISTANCE OF 91.68 FEET;

THENCE NORTH 13°48’14” EAST 114.90 FEET TO A CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 294.26 FEET;

THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 36°45’26” AN ARC DISTANCE OF 188.78 FEET;

THENCE NORTH 23°47’30” WEST 102.20 FEET;

THENCE NORTH 28°32’10” WEST 64.18 FEET;

THENCE NORTH 20°51’33” WEST 61.80 FEET TO A POINT ON THE NORTH LINE OF SAID GOVERNMENT LOT 13 AS SAID LINE IS SHOWN ON A RECORD OF SURVEY BY R.F. HILLPOINTER AS RECORDED UNDER KING COUNTY RECORDING NUMBER 8910069012, SAID POINT BEARS NORTH 87°26’45” WEST 422.35 FEET FROM THE NORTHEAST CORNER OF LOT 13;

THENCE NORTH 87°26’45” WEST ALONG SAID NORTH LINE 412.93 FEET;

THENCE SOUTH 02°46’03” WEST 1327.46 FEET TO A POINT ON THE SOUTH LINE OF SAID SECTION 24 WHICH BEARS NORTH 87°18’57” WEST FROM THE TRUE POINT OF BEGINNING; THENCE SOUTH 87°18’57” EAST ALONG SAID SOUTH LINE 836.83 FEET TO THE TRUE POINT OF BEGINNING;

(ALSO KNOWN AS LOT 1 OF CITY OF RENTON LOT LINE ADJUSTMENT NUMBER LUA-95-064-LLA, RECORDED UNDER RECORDING NUMBER 9508039005).

PARCEL B:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS, UTILITIES AND RELATED FIXTURES AND EQUIPMENT OVER LOT 2 OF SAID LOT LINE ADJUSTMENT NUMBER LUA-95-064-LLA, AS DISCLOSED BY NON-EXCLUSIVE ACCESS AND UTILITIES EASEMENT RECORDED UNDER KING COUNTY RECORDING NUMBER 9603151187 AND ACCESS EASEMENT MODIFICATION AGREEMENT RECORDED UNDER KING COUNTY RECORDING NUMBER 9712180258.

EXHIBIT A, Description of Property	Loan No. 1002863
02941-0345/LEGAL18900961.3

PARCEL C:

A NON-EXCLUSIVE EASEMENT FOR SECONDARY FIRE ACCESS OVER PROPERTY ADJOINING ON THE WEST AS DISCLOSED BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NUMBER 9712121176;

PARCEL D:

A NON-EXCLUSIVE EASEMENT FOR TELECOMMUNICATION LINES OR COURSES OVER LOT 2 OF SAID LOT LINE ADJUSTMENT NUMBER LUA-95-064-LLA, AS DISCLOSED BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NUMBER 9712180254.

PARCEL E:

A NON-EXCLUSIVE EASEMENT FOR UTILITIES AND FIXTURES RELATED TO WATER LINES OR COURSES OVER LOT 2 OF SAID LOT LINE ADJUSTMENT NUMBER LUA-95-064-LLA, AS DISCLOSED BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NUMBER 9712180255.

PARCEL F:

A NON-EXCLUSIVE EASEMENT FOR UTILITIES AND FIXTURES RELATED TO GAS LINES OR COURSES OVER LOT 2 OF SAID LOT LINE ADJUSTMENT NUMBER LUA-95-064-LLA, AS DISCLOSED BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NUMBER 9712180256.

PARCEL G:

A NON-EXCLUSIVE EASEMENT FOR UTILITIES AND FIXTURES RELATED TO POWER LINES OR COURSES OVER LOT 2 OF SAID LOT LINE ADJUSTMENT NUMBER LUA-95-064-LLA, AS DISCLOSED BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NUMBER 9712180257.

EXHIBIT A, Description of Property	Loan No. 1002863
02941-0345/LEGAL18900961.3

EXHIBIT B - DOCUMENTS

Exhibit B to LOAN AGREEMENT between IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company, as “Borrower”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”, dated as of August 31, 2010 (“Agreement”).

1.	Loan Documents. The documents listed below and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	Promissory Note of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3	Deed of Trust with Absolute Assignment of Leases and Rents Security Agreement and Fixture Filing of even date herewith executed by Borrower, as grantor, to Chicago Title Insurance Company, as trustee, for the benefit of Lender, as beneficiary.

1.4	UCC Financing Statement (Form UCC-1), naming Borrower, as debtor, and Lender, as secured party.

1.5	Assignment and Subordination of Property Management Agreement dated on or about the date hereof, executed by Borrower and Manager in favor of Lender.

1.6	Company Certificate of even date herewith with respect to Borrower.

1.7	Company Certificate of even date herewith with respect to IIT Real Estate Holdco LLC.

1.8	Partnership Certificate of even date herewith with respect to Industrial Income Operating Partnership LP.

1.9	Corporation Certificate of even date herewith with respect to Industrial Income Trust Inc.

2.	Other Related Documents (Which Are Not Loan Documents):

2.1	Limited Guaranty of even date herewith executed by Guarantor in favor of Lender.

2.2	Hazardous Materials Indemnity Agreement (Unsecured) dated of even date herewith executed by and between Borrower and Guarantor, together as indemnitor, and Lender.

2.3	Transfer Authorizer Designation dated of even date herewith, executed by Borrower for the benefit of Lender.

2.4	Opinions of Borrower’s and Guarantor’s Legal Counsel, dated as of the date of closing, executed by Brownstein Hyatt Farber Schreck, LLP as to matters of Delaware law and Cairncross & Hempelmann, P.S. as to matters of Washington law.

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EXHIBIT C - REQUIRED REPAIRS

Exhibit C to LOAN AGREEMENT between IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company, as “Borrower”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”, dated as of August 31, 2010.

1.	Asphalt pavement repairs.

2.	Sidewalk repairs.

3.	Pruning of overgrown vegetation.

4.	Roof deficiency repairs.

5.	Fall-protection screens at smoke hatches/skylights.

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EXHIBIT D - DISBURSEMENT PLAN FOR REQUIRED REPAIRS,

TENANT IMPROVEMENTS AND LEASING COMMISSIONS

Exhibit D to LOAN AGREEMENT between IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company, as “Borrower”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”, dated as of August 31, 2010.

1.	Timing of Disbursement. Unless another provision of this Agreement specifies otherwise, Borrower shall, as a condition to a disbursement under this Exhibit D, submit to:

Wells Fargo Bank, National Association Minneapolis Loan Center 608 2nd Avenue South 11th Floor Minneapolis, MN 55402 Attention: Melissa Henschell

a written itemized statement requesting disbursement of funds, signed by Borrower (“Application for Payment”) setting forth:

1.1	a description of any work performed, material supplied and/or costs incurred or due for which disbursement is requested (which, with respect to Tenant Improvements (as opposed to Required Repairs and Leasing Commissions), shall be by line item (“Item”) as shown in a budget of such detail as Lender may reasonably require (“Disbursement Budget”); and

1.2	the total amount incurred, expended and/or due for each requested disbursement less prior disbursements, if any.

Each Application for Payment by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all the conditions precedent to a disbursement specified in this Agreement. Lender shall disburse funds within five (5) Business Days of receipt of all of required information from Borrower which is in form and substance reasonably acceptable to Lender.

2.	Lender’s Right to Condition Disbursements. In addition to any applicable conditions in Section 3.1 of the Loan Agreement, Lender shall have the right to condition any disbursement for Tenant Improvements, Leasing Commissions or Required Repairs upon Lender’s receipt and approval of the following, as applicable:

2.1	for Tenant Improvements and Leasing Commissions only, Lender’s written approval of the applicable Tenant Improvements or Leasing Commissions, such approval not to be unreasonably withheld;

2.2	for Tenant Improvements only, the Application for Payment and an itemized requisition for payment of construction costs;

2.3	for Tenant Improvements and Leasing Commissions only, bills, invoices, receipts and reasonable documents evidencing the total amount expended, incurred or due for any requested disbursement and, for Required Repairs, the information specified in Section 3 below;

2.4	for Tenant Improvements and Required Repairs only, if required by Lender, Lender’s internal inspector’s periodic certifications of the state of construction;

2.5	for Required Repairs and Tenant Improvements only, waivers and releases of any mechanics’ lien, equitable lien claim or other lien claim rights (provided, however, such waivers and releases shall not be required for work for which a contractor or supplier would not typically provide a lien waiver);

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2.6	for Tenant Improvements only, evidence of Borrower’s compliance with such other disbursement requirements as Lender may reasonably deem appropriate to the Tenant Improvements in question, consistent with Lender’s standard practices;

2.7	any other document, requirement, evidence or information that Lender may reasonably request under any provision of the Loan Documents and for which Lender will use reasonable efforts to request all additional documents at the same time; and

2.8	for Tenant Improvements only, if required by Lender, Lender shall have received a Down-Date Endorsement or other title report dated within five (5) days of the requested disbursement from the Title Company showing no state of facts objectionable to Lender (including, without limitation, a showing that title to the Property is vested in Borrower and that no claim for mechanics’ or materialmen’s liens has been filed against the Property or Improvements).

Borrower acknowledges that Borrower’s failure to comply with the above timing may result in disbursement delays and Borrower hereby consents to all such delays.

3.	Disbursement of the Cost of Required Repairs. Borrower’s Funds deposited with Lender for Required Repairs pursuant to Section 2.10 on or prior to the Effective Date shall be disbursed to Borrower in their entirety in two (2) disbursements. The first disbursement shall be in the amount set forth in an Application for Payment with respect to work theretofore performed, accompanied by invoices or bills for the amount requested and such other information and items as may be required under Section 2 above with respect to Required Repairs. The second disbursement shall be made upon Borrower’s request accompanied by a statement that the Required Repairs are complete and, if Lender so requires, after an inspection as provided in Section 2.4 above and shall include all funds deposited pursuant to Section 2.10 and not previously disbursed, even if the actual cost of the Required Repairs is less than such amount.

4.	Periodic Disbursement of Tenant Improvements Costs. As construction progresses as to each Tenant Improvements project for space which has been leased to tenants pursuant to executed Approved Leases, Borrower’s Funds, if any, held in the Borrower’s Fund’s Account and available under Section 2.11, 2.12 or 2.13 of the Loan Agreement for application to Tenant Improvement costs shall be periodically disbursed into the Account or to or for the benefit or account of the Borrower for each particular Tenant Improvements project approved by Lender up to the per square foot amount to be paid or reimbursed by Borrower for Tenant Improvement costs pursuant to the Approved Lease, less prior disbursements therefor. The final disbursement for each applicable Tenant Improvements project shall be subject to the following: (i) completion of construction of such Tenant Improvements project in accordance with the requirements of the Approved Lease and governmental requirements; (ii) a Certificate of Final Completion, signed by Borrower and the Contractor, in form and substance acceptable to Lender, has been delivered to and approved by Lender; and (iii) if Lender so requires, Lender has received the following endorsements to the Title Policy in form and content satisfactory to Lender: a Down-Date Endorsement and other endorsements amending the mechanic’s and materialmen’s lien coverage and, if applicable, deleting or updating the pending disbursements clause. If the total cost for the completion of any particular Tenant Improvements project is not approved by Lender, if cost overruns occur, or if any other event causes the amount approved by Lender to be insufficient to complete the construction of such Tenant Improvements project, then Lender shall not be required to make any further disbursements under this Agreement until Borrower shall have paid such costs thereof out of Borrower’s equity until such differential is reduced to zero; provided however, if the cumulative amount of Tenant Improvement Costs under this section for which Borrower could have been funded for new and renewal Approved Leases including the Approved Lease under consideration is greater than the actual amount funded for such costs, then Borrower shall be entitled to request funding of such difference for the Tenant Improvement costs for such applicable new or renewal Approved Lease, if it exceeds the otherwise permitted amount.

The disbursements outlined in Paragraph 4 above are specifically conditioned upon receipt and approval by Lender of a construction contract and plans and specifications concerning the construction of the applicable Tenant Improvements. Lender shall approve or disapprove any proposed construction contract and any plans and specifications within ten (10) days after Borrower has submitted the same to Lender with a written request for approval. If Lender rejects any request for approval, notice of such rejection shall include the specific reasons for

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the rejection. If Lender fails to approve any construction contract or plans and specifications or to reject the same with a specific list of reasons for such rejection within the ten (10) day period provided in this paragraph, such construction contract or plans and specifications, as the case may be, shall be deemed approved if Borrower’s request for approval contained in conspicuous type (larger than any other type in the request) the statement, “THIS IS A REQUEST FOR APPROVAL OF A CONSTRUCTION CONTRACT OR PLANS AND SPECIFICATIONS—RESPONSE REQUIRED WITHIN TEN DAYS.”

5.	Periodic Disbursement of Leasing Commission Expense. Borrower’s Funds, if any, held in the Borrower’s Fund’s Account and available under Section 2.11, 2.12 or 2.13 of the Loan Agreement for application to Leasing Commissions shall be periodically disbursed into the Account or to or for the benefit or account of the Borrower for the payment of Leasing Commissions as required for Approved Leases executed on or after the date hereof, but never in excess of the amount approved by Lender. Disbursements for Leasing Commissions shall be made only when such are then due and payable for Approved Leases executed on and after the date hereof. If the Leasing Commissions for any Approved Lease exceed the amount therefor approved by Lender, then Lender shall not be required to make any further disbursements under this Agreement until Borrower shall have paid such costs thereof out of Borrower’s equity until such differential is reduced to zero; provided however, if the cumulative amount of Leasing Commission expenses under this section for which Borrower could have been funded for new and renewal Approved Leases including the Approved Lease under consideration is greater than the actual amount funded for such expenses, then Borrower shall be entitled to request funding of such difference for the Leasing Commission expenses applicable to such new or renewal Approved Lease, if it exceeds the otherwise permitted amount.

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EXHIBIT E - TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

Exhibit E to LOAN AGREEMENT between IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company, as “Borrower”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”, dated as of August 31, 2010.

[The form of Transfer Authorizer Designation follows this cover page.]

EXHIBIT E, Transfer Authorizer Designation - Cover Page	Loan No. 1002863
02941-0345/LEGAL18900961.3

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐  NEW    ☐   REPLACE PREVIOUS DESIGNATION    ☐  ADD    ☐  CHANGE     ☐  DELETE LINE NUMBER

The following representatives of IIT 1905 Raymond Avenue LLC (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 1002863 dated August     , 2010 between Wells Fargo Bank, National Association (“Bank”) and Borrower. Bank is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount[1]
1.
2.
3.
4.
5.

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

[1]	Maximum Wire Amount may not exceed the Loan amount.

Transfer Authorizer Designation - Page 1	Loan No. 1002863
02941-0345/LEGAL18900961.3

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

Date:                     , 20

[The remainder of this page intentionally left blank; signature page follows.]

Transfer Authorizer Designation - Page 2	Loan No. 1002863
02941-0345/LEGAL18900961.3

“BORROWER”

IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC,
a Delaware limited liability company,
its Sole Member

	By:	Industrial Income Operating
Partnership LP,
a Delaware limited partnership,
its Sole Member

		By:	Industrial Income Trust Inc.,
a Maryland corporation,
its General Partner

By:
Name:
Title:

Transfer Authorizer Designation - Page 3	Loan No. 1002863
02941-0345/LEGAL18900961.3